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KPMG
                                                            EXHIBIT 23.1
Stamford Square
3001 Summer Street
Stamford, CT 06905


                         Consent of Independent Auditors




The Board of Directors
UCAR International Inc.


We consent to the incorporation by reference in each of the Registration Statements of UCAR International Inc. on Form S-3 (No. 333-26097), and on Form S-8 (Nos. 33-95546, 33-95548, 33-95550, 333-02560, 333-02598, and 333-36653) of
our report dated February 26, 1999, relating to the consolidated balance sheets of UCAR International Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, Stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of UCAR International Inc for the year ended December 31, 1998.


                                              /s/  KPMG LLP

March 26, 1999